UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2013 (August 6, 2013)

American Realty Capital Trust V, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 9, 2013, American Realty Capital Trust V, Inc. (the "Company") filed with the U.S. Securities and Exchange Commission (the "SEC") a Current Report on Form 8-K (the "Original Form 8-K") for the purpose of announcing the entry by AR Capital, LLC ("ARC"), its sponsor, into an equity interest purchase agreement with respect to various real estate portfolios with Inland American Real Estate Trust, Inc. ("Inland"), including the portfolio that is being acquired by the Company. As of the filing of this Amendment No. 1 to the Original Form 8-K ("Amendment No. 1"), the Company has purchased 48 properties from a total portfolio of 244 properties from Inland (the "Portfolio"). The Company believes that the completion of the acquisition of the remaining properties is probable. The purpose of this Amendment No. 1 is to provide (i) the audited and unaudited financial information related to such probable acquisition of the Portfolio from Inland required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to the Agreement (as defined below).

Item 1.01. Entry Into a Material Definitive Agreement.

Equity Interest Purchase Agreement with Inland

On August 8, 2013, ARC entered into that certain Equity Interest Purchase Agreement (the "Agreement") with Inland, subsequent to approval of the Company's board of directors to acquire the Portfolio on August 6, 2013. The Agreement provides for, among other things, the purchase and sale of Inland's equity interests in special purpose entities which own the properties that comprise the Portfolio pursuant to the terms and conditions contained therein. Inland, the seller, does not have a material relationship with the Company or ARC and the acquisition of the Portfolio will not be an affiliated transaction.

Purchase of the Properties

The Portfolio includes 244 properties, 47 of which were purchased on September 24, 2013 and one of which was purchased on October 7, 2013. The properties in the Portfolio are currently leased to 10 distinct tenants. The leases are generally net, whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. As of the date of this Amendment No. 1, the remaining weighted average term of the Portfolio leases is approximately 9.3 years. The rental income on a cash basis for the Portfolio was approximately $100.1 million for the year ended December 31, 2012. The contract purchase price of the Portfolio is approximately $1.5 billion, subject to adjustments set forth in the Agreement and exclusive of closing costs. The Company will assume $531.1 million of debt in connection with the acquisition of the Portfolio. The Company intends to fund the remaining purchase price of the Portfolio with proceeds from its ongoing initial public offering.

The Agreement provides that the obligation to close upon the acquisition of the Portfolio, via three closings, remains subject to customary conditions to closing described in more detail below. The Agreement provides for three closings (collectively the "Closings") to occur on September 23, 2013, December 6, 2013 and three business days following the receipt by Inland of certain consents from lenders with respect to the transfer of debt on the remaining properties to be sold by Inland, among other conditions.

Four of the properties previously comprising the Portfolio were removed from the contemplated acquisition pursuant to the terms of the Agreement. Furthermore, ARC allocated one additional property originally to be purchased by another entity sponsored by ARC to the Portfolio. As of the date of this Amendment No. 1, 48 of the properties have been purchased, and the Company currently expects to purchase the remaining 196 properties that comprise the rest of the Portfolio. Until the completion of the Closings, there can be no assurance that the Company will acquire any or all of the remaining properties comprising the Portfolio. However, the Company believes that the completion of the Closings and acquisitions of the Portfolio is probable.

Representations, Warranties and Covenants

Inland made customary representations and warranties to ARC relating to the Portfolio. Inland has also made certain covenants related to the conduct of its business between the date of the Agreement and the Closings.

Conditions

Consummation of the Closings is subject to various conditions, including, among other things, the absence of any law, order or injunction prohibiting the consummation of the acquisition of any of the properties comprising the Portfolio, and the receipt of any necessary third party consents or governmental approvals. Moreover, each party's obligation to consummate the Closings is subject to the accuracy of the other party's representations and warranties (subject to customary qualifications) and the other party's material compliance with its covenants and agreements contained in the Agreement.

Indemnity

Pursuant to the Agreement, Inland has agreed to indemnify ARC against all losses incurred to the extent that such losses arise out of (i) breaches of their representations and warranties, (ii) any breaches of certain covenants in the Agreement, or (iii) any incorrectly calculated closing cash payments, subject to certain limitations. ARC has agreed to similarly indemnify Inland.

Termination Rights

The Agreement also includes certain termination rights for both ARC and Inland. In connection with the termination of the Agreement, under specified circumstances, (i) ARC may be entitled to a return of its deposit or (ii) Inland may be entitled to retain such deposit as liquidated damages from ARC's deposit.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties in the Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Forward-Looking Statements

Information set forth in this Amendment No. 1 (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Agreement will be consummated, the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the inability to complete the acquisition of the Portfolio due to the failure to satisfy other conditions to completion of the acquisition; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Agreement or the transactions contemplated by the Agreement; and risks to consummation of the Closings, including the risk that the purchase and sale will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The Inland Portfolio Historical Summary:
Report of Independent Certified Public Accounting Firm	5
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the six months ended June 30, 2013 (unaudited)	6
Notes to Statements of Revenues and Certain Expenses	7

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013	10
Notes to Unaudited Pro Forma Consolidated Balance Sheet	11
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013	13
Notes to Unaudited Pro Forma Consolidated Statement of Operations	14

(d) Exhibits

Exhibit No.	Description
2.1	Equity Interest Purchase Agreement by and between Inland American Real Estate Trust, Inc. and AR Capital, LLC, dated as of August 8, 2013*
__________________________
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Report of Independent Certified Public Accounting Firm

Board of Directors and Stockholders

American Realty Capital Trust V, Inc.

We have audited the accompanying Historical Summary of the Inland Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty Capital Trust V, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Inland Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital Trust V, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Inland Portfolio's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 13, 2013

THE INLAND PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Revenues:
Rental income	$52,538	$105,089
Operating expense reimbursements	592	1,237
Other income	22	77
Total revenues	53,152	106,403

Certain expenses:
Property operating	867	1,379
Operating fees to affiliate	1,248	2,779
Total expenses	2,115	4,158

Revenues in excess of certain expenses	$51,037	$102,245

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE INLAND PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation

On August 8, 2013, AR Capital, LLC, on behalf of American Realty Capital Trust V, Inc. (the "Company") and certain other entities sponsored directly or indirectly by AR Capital, LLC, entered into an Equity Interest Purchase Agreement (the "Agreement") with Inland American Real Estate Trust, Inc. ("Inland") for the purchase and sale of the equity interests of 67 entities owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the Agreement and exclusive of closing costs. The Company's board of directors approved the purchase of the Inland Portfolio (defined below) on August 6, 2013. Of the 67 entities, the equity interests of 42 entities (the "Inland Portfolio") will be acquired by the Company from Inland for a purchase price of approximately $1.5 billion, subject to adjustments set forth in the Agreement and exclusive of closing costs, which was allocated to the Company based on the pro-rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired by the Company and other entities sponsored directly or indirectly by AR Capital, LLC from Inland.

The accompanying Statements of Revenues and Certain Expenses include the operations of the properties represented by the equity interests of the Inland Portfolio for the year ended December 31, 2012 and the six months ended June 30, 2013. The Inland Portfolio is comprised of 244 properties and contains approximately 9.9 million rentable square feet.

 The Inland Portfolio purchase is expected to close via three closings, of which two occurred in September 2013 and October 2013, with the remaining expected to occur during the fourth quarter of 2013. The Agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 244 properties in the Inland Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. As of the date of this report, the Company has acquired 48 of the properties and, although the closing of the acquisition on the remaining properties is subject to certain conditions, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisitions is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Inland Portfolio is being acquired from an unaffiliated party and (b) based on due diligence of the Inland Portfolio by the Company, management is not aware of any material factors relating to the Inland Portfolio that would cause this financial information not to be indicative of future operating results.

THE INLAND PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $4.9 million and $1.9 million over the rental payments received in cash for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

The following table lists the tenant whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income on a straight-line basis for all tenants as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013		December 31, 2012
SunTrust	26.6%	`	26.6%
Sanofi SA	17.1%		17.1%
C&S Wholesale Grocers	15.4%		15.4%
AmeriCold	11.7%		11.7%

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income for all tenants as of June 30, 2013 and December 31, 2012.

The following table lists the states where the Company has concentrations of properties where annualized rental income on a straight-line basis represented at least 10.0% of consolidated annualized rental income on a straight-line basis as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013	December 31, 2012
New Jersey	18.1%	18.1%
Georgia	13.8%	13.8%
Massachusetts	11.8%	11.8%

The Company did not own properties in any other state that in total represented at least 10.0% of annualized rental income on a straight-line basis as of June 30, 2013 and December 31, 2012.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE INLAND PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

3. Future Minimum Lease Payments

At June 30, 2013, the Inland Portfolio of operating leases had a remaining lease term of 9.6 years on a weighted-average basis. Future minimum payments under non-cancelable operating leases are as follows (in thousands):

July 1, 2013 to December 31, 2013	$50,692
2014	102,379
2015	103,760
2016	106,104
2017	108,064
2018 and thereafter	573,933
Total	$1,044,932

4. Commitments and Contingencies

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

5. Operating Fees to Affiliate

The Inland Portfolio contracted a property management company that is affiliated with Inland to manage the day-to-day operations of its real estate investments. The affiliated property management company was paid a contractual management fee that was computed based on a percentage of the gross income, as defined in the management agreement, of each real estate investment. The percentages applied to gross income varied based on the type of real estate asset and ranged from 2.25% to 4.5%. The Inland Portfolio incurred $2.8 million and $1.2 million, respectively, of property management fees to the affiliate during the year ended December 31, 2012 and six months ended June 30, 2013.

6. Subsequent Events

The Company has evaluated subsequent events through November 13, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL TRUST V, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet of American Realty Capital Trust V, Inc. (the "Company") is presented as if the Company had acquired the Inland Portfolio as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Land, buildings, fixtures and improvements and acquired intangible lease assets include $1.5 billion, comprised of $278.5 million, $1.1 billion and $143.1 million provisionally assigned to land, buildings, fixtures and improvements and acquired intangible lease assets of the Inland Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Inland Portfolio as of June 30, 2013, nor does it purport to present the future financial position of the Company.

The Inland Portfolio purchase is expected to close via three closings, of which two occurred in September 2013 and October 2013, with the remaining to occur during the fourth quarter of 2013. The Company cannot assure that all 244 properties in the Inland Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statement of Operations will be included in the final purchased portfolio. As of the date of this report, the Company has closed on 48 properties. Although the closing of the remaining properties is subject to certain conditions, there can be no assurance that the Company will acquire any or all of the remaining properties in the Inland Portfolio. However, the Company believes that the completion of such acquisitions is probable.

(In thousands)	American Realty Capital Trust V, Inc. (1)	Pro Forma Inland Portfolio (2)		Pro Forma American Realty Capital Trust V, Inc.
Assets
Real estate investments, at cost:
Land	$288	$278,538	(3)	$278,826
Buildings, fixtures and improvements	1,632	1,103,913	(3)	1,105,545
Acquired intangible lease assets	323	143,076	(3)	143,399
Total real estate investments, at cost	2,243	1,525,527		1,527,770
Less: accumulated depreciation and amortization	(19)	—		(19)
Total real estate investments, net	2,224	1,525,527		1,527,751
Cash	346,035	36,146		382,181
Prepaid expenses and other assets	2,221	—		2,221
Receivables for issuances of common stock	10,182	—		10,182
Total assets	$360,662	$1,561,673		$1,922,335
Liabilities and Stockholders' Equity
Mortgage notes payable, at fair value	$—	$531,105	(4)	$531,105
Accounts payable and accrued expenses	2,346	—		2,346
Distributions payable	1,731	—		1,731
Total liabilities	4,077	531,105		535,182
Common stock	164	423		587
Additional paid-in capital	358,795	1,047,691		1,406,486
Accumulated deficit	(2,374)	(17,546)	(5)	(19,920)
Total stockholders' equity	356,585	1,030,568		1,387,153
Total liabilities and stockholders' equity	$360,662	$1,561,673		$1,922,335

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)
Reflects the historical Consolidated Balance Sheet of the Company for the period indicated as presented in the Company's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 13, 2013.

(2)
Reflects the acquisition of the Inland Portfolio for a contract purchase price of approximately $1.5 billion, which includes $487.7 million of mortgage notes assumed from Inland and $994.9 million of cash consideration to be paid to Inland. The cash consideration to be paid to Inland, together with $17.5 million of estimated acquisition costs, will be funded with proceeds from the Company's ongoing initial public offering. The fair value of the purchase price of $1.5 billion, which includes approximately $42.5 million of fair value adjustments to the assumed mortgage notes, has been allocated to the value of the purchased assets. The contract purchase price is subject to adjustments set forth in the Agreement.

(3)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the remaining lease term of the respective lease, which ranges from five to 14 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(4)	Represents the mortgage notes payable, at fair value, which will be assumed upon closing of the Inland Portfolio that bears interest at annualized rates between 5.42% and 6.20%.

(5)	Represents estimated one-time acquisition costs primarily representing legal fees and deed transfer fees for the acquisition of the Inland Portfolio.

AMERICAN REALTY CAPITAL TRUST V, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013 is presented as if American Realty Capital Trust V, Inc. (the "Company") had acquired the Inland Portfolio as of the beginning of the fiscal year presented and carried through the interim period presented. The Company was formed on January 22, 2013 (date of inception) and, accordingly, the Company's historical operating results reflect the period from the date of inception to June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Inland Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital Trust V, Inc. (1)	Inland Portfolio (2)	Pro Forma Adjustments Inland Portfolio		Pro Forma American Realty Capital Trust V, Inc.
Revenues:
Rental income	$29	$52,538	$1,699	(3)	$54,266
Operating expense reimbursements	6	592	—		598
Other income	—	22	—		22
Total revenues	35	53,152	1,699		54,886
Operating expenses:
Property operating	6	867	—		873
Acquisition and transaction related	112	—	—		112
General and administrative	142	—	—		142
Depreciation and amortization	19	—	30,864	(4)	30,883
Operating fees to affiliate	—	1,248	(1,248)	(5)	—
Total operating expenses	279	2,115	29,616		32,010
Operating (loss) income	(244)	51,037	(27,917)		22,876
Interest expense	—	—	(13,674)	(6)	(13,674)
Net (loss) income	(244)	51,037	(41,591)		9,202

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(1)	Reflects the historical Statement of Operations of the Company for the period indicated.

(2) Reflects the operations of the Inland Portfolio for the six months ended June 30, 2013.

(3) Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the fiscal year presented and carried through the interim period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the remaining lease term of the respective lease, which ranges from five to 14 years.

(5)
Represents adjustment to existing asset management fees due to the Company's affiliated advisor, American Realty Capital Advisors V, LLC (the "Advisor"), based on the Company’s fee structure, if the Advisor had provided these services. The Company would expect to issue (subject to periodic approval by the Company’s board of directors) performance-based restricted Class B units of the Company’s operating partnership ("Class B Units") to the Advisor on a quarterly basis. The Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the "economic hurdle"); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing ; (ii) a transaction to which the Company, or the Company's operating partnership, shall be a party, as a result of which units of the Company’s operating partnership or the Company's common stock shall be exchanged for, or converted into, the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company's independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met. As of June 30, 2013, the Company cannot determine the probability of achieving the performance condition. The value of issued Class B units will be determined and expensed when the Company deems the achievement of the performance condition to be probable.

(6) Represents estimated interest expense for $531.1 million of assumed mortgage notes payable secured by certain properties in the Inland Portfolio, at fair value, bearing interest at annualized rates between 5.42% and 6.20%.

Note: Pro forma adjustments exclude estimated one-time acquisition costs of approximately $17.5 million primarily representing legal fees and deed transfer fees for the acquisition of the Inland Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Dated: November 13, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors